As filed with the Securities and Exchange Commission on September 25, 2026

Registration No. 333-298045

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-3 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

WHERE FOOD COMES FROM, INC.

(Exact name of registrant as specified in its charter)

Colorado	43-1802805
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

202 6th Street, Suite 400

Castle Rock, CO 80104

(303) 895-3002

(Address of principal executive offices, including zip code)

Dannette Henning

Chief Financial Officer and Corp Secretary

Where Food Comes From, Inc.

202 6th Street, Suite 400

Castle Rock, CO 80104

(303) 895-3002

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:

Doug Holod

MASLON LLP

225 South 6th Street, Suite 2900

Minneapolis, MN 55402

(612) 672-8200

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 25, 2026

PROSPECTUS

Where Food Comes From, Inc.

$50,000,000

Common Stock

Preferred Stock

Warrants

We may, from time to time, offer and sell up to $50,000,000 of any combination of our securities in amounts, at prices and on terms determined at the time of offering, including when market conditions are favorable. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities, and the specific manner in which these securities will be offered, in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

We currently have no immediate plans to issue securities pursuant to this prospectus; however, we believe that maintaining the flexibility to access the capital markets is in the best interest of the Company and its shareholders, including the ability to access capital markets efficiently in response to favorable market conditions or other strategic opportunities.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “WFCF.” On September 23, 2026, the last reported sale price of our common stock on Nasdaq was $11.37 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

As of July 31, 2026, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $32.1 million, which is calculated based on 2,276,456 shares of our outstanding common stock held by non-affiliates as of July 31, 2026 and a price of $14.12 per share, the closing price of our common stock on September 1, 2026, which is the highest closing price of our common stock on Nasdaq within the prior 60 days of this prospectus. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities with a value exceeding one-third of our public float in any 12-month period, so long as our public float remains below $75.0 million.

The securities offered in this prospectus involve risks. You should carefully consider the information under the heading “Risk Factors” set forth herein on page 5 and in accompanying prospectus supplement, and under similar headings in our filings made with the Securities and Exchange Commission that are incorporated by reference in this prospectus or any prospectus supplement, in determining whether to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September     , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may offer any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in our securities, you should read both this prospectus and any applicable prospectus supplement together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

All references in this prospectus to “Where Food Comes From,” “WFCF,” “the Company,” “we,” “us” or “our” mean Where Food Comes From, Inc., unless we state otherwise or the context otherwise requires.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT

This prospectus and any applicable prospectus supplement and the documents incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the risk factors, and the financial statements and related notes and other information that we incorporate by reference in this prospectus.

Our Company

What We Do

Where Food Comes From (“WFCF,” “the Company,” “we,” “us” or “our”) is a leading trusted resource for third-party verification of food production practices in North America. The Company estimates that it supports more than approximately 17,500 farmers, ranchers, vineyards, wineries, processors, retailers, distributors, trade associations, consumer brands, chefs and restaurants with a wide variety of value-added services. We use rigorous verification processes on food production processes to ensure that claims made by food producers and processors are accurate. We care about food and other agricultural products, how it is grown and raised, the quality of what we eat, what farmers and ranchers do, and authentically telling that story to the consumer. Our team visits farms and ranches and looks at their plants, animals, and records, and compares the information we collect to specific standards or claims that farms and ranches want to make about how they produce food. Our customers include top-tier players in the food and wine space.

We also provide a wide range of professional services and technology solutions that generate incremental revenue specific to the food and agricultural industry and drive sustainable value creation. Finally, the Company’s Where Food Comes From Source Verified® retail and restaurant labeling program utilizes the verification of product attributes to connect consumers directly to the source of the food they purchase through product labeling and web-based information sharing and education.

The Company’s business benefits from growing demand by consumers, retailers and government for increased transparency into food production practices in the following ways:

●	Consumers: Due to concerns about social responsibility and sustainability, food safety, and an overall increase in health consciousness, consumers are demanding more information about the food they purchase. Third-party verification means highly trained verification specialists reviewed documentation and have sent independent auditors onsite to where the food came from to confirm if a claim is true.

●	Retailers: Responding to consumer demands for increased transparency as well as to the negative impact food scandals have on their bottom lines, retailers are requiring their suppliers to adhere to more stringent traceability and verification of product claims. Verification and certification provide retailers and food service a way to differentiate themselves from their competitors. Ultimately, verification helps build trust while communicating how much a retailer cares about the authenticity of the claims on their products.

●	Government Regulation: Regulations including the U.S. Department of Agriculture’s (“USDA”) Animal Disease Traceability program, international export requirements, non-GMO and gluten-free testing requirements, and ingredient labeling regulations are all impacting product verification. Verification programs add value to products. In addition to adding value, they also enable access to new market opportunities, which include international exports.

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Growth Strategy

Due to organic growth in our portfolio of auditing standards, consumer demand and acquisitions, our sales have grown rapidly from $1.1 million in 2006 to $24.9 million in 2025, a 19-year compounded annual growth rate (“CAGR”) of approximately 17.8%.

Our growth strategy is as follows:

●	To cover more food groups than any other verification provider. Currently we verify to hundreds of claims, programs and markets focusing on beef, lamb, pork, poultry, fish, dairy, eggs, fresh produce, nuts and grains, wine and finished products. We continue to expand our scope within beverages, seafood and other produce. We believe we offer the most comprehensive verification solutions in the industry.

●	To offer solutions for all participants in the food supply chain, including feed and input ingredient providers, farmers, producers, integrators, packers, auction barns, processors, handlers, distributors, restaurants, retailers and consumers.

●	To continue organic growth. We leverage our bundling capability to aggressively pursue new customers, while sustaining our recurring revenue model and high retention rates. We help new and existing customers create a program specific to their brand. As long as their process or claim can be standardized, we can create an audit platform to measure it accurately and authentically.

●	To continue growth through merger and acquisition when opportunities arise. Through selective acquisitions, we can expand our footprint by adding new customers, services, food groups and revenue streams.

Corporate Information

WFCF was founded in 1996 and incorporated in the state of Colorado as a subchapter C corporation in 2006. The Company’s shares of common stock trade on the NASDAQ Capital Market (“NASDAQ”), under the stock ticker symbol, “WFCF.”

The Company’s original name – Integrated Management Information, Inc. (d.b.a. IMI Global) – was changed to Where Food Comes From, Inc. in 2012 to better reflect the Company’s mission. Early growth was attributable to source and age verification services for beef producers that wanted access to markets overseas following the discovery of “mad cow” disease in the U.S. Over the years, WFCF has expanded its portfolio to include verification and professional services for most food groups and over 50 programs and organizations. This growth has been achieved both organically and through the acquisition of other companies.

Additional Information

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

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Implications of Being a Smaller Reporting Company

As a company with less than $100 million of annual revenue in our most recently completed fiscal year and the market value of our stock held by non-affiliates as of June 30, 2026, was less than $700 million, we qualify as a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. A smaller reporting company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include, but are not limited to, reduced disclosure about our executive compensation arrangements and an exemption from the requirements to obtain a non-binding advisory vote on golden parachute arrangements. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

The Securities That May Be Offered

We may offer or sell our common stock, preferred stock, and warrants, from time to time under this prospectus at prices and on terms to be determined at the time of any offering in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $50,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

We currently have no immediate plans to issue securities pursuant to this prospectus; however, we believe that maintaining the flexibility to access the capital markets is in the best interest of the Company and its shareholders, including the ability to access capital markets efficiently in response to favorable market conditions or other strategic opportunities.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section titled “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, the forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

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RISK FACTORS

An investment in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement, together with all the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under “Part I—Item 1A—Risk Factors” in our most recent annual report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent quarterly report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, each as amended, supplemented or superseded form time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described in the Form 10-K and Form 10-Qs are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

USE OF PROCEEDS

We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus.

DESCRIPTION OF CAPITAL STOCK

Our Certificate of Incorporation, as amended, authorize us to issue 95,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of July 31, 2026, there were 4,979,663 shares of common stock, and no shares of preferred stock, outstanding.

Common Stock. All outstanding common stock is, and any stock issued under this prospectus will be, duly authorized, fully paid and nonassessable. Subject to the rights of the holders of any then outstanding preferred stock, holders of common stock:

●	are entitled to any dividends validly declared;

●	will share ratably in our net assets in the event of liquidation; and

●	are entitled to one vote per share and have no cumulative voting rights.

The common stock has no conversion rights. Holders of common stock have no preemption, subscription, redemption, or call rights related to those shares.

Preferred Stock. The Board of Directors has the authority, without further action by the shareholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of WFCF, and may adversely affect the market price of our common stock. If we offer preferred stock, the terms of that series of preferred stock will be set forth in the prospectus supplement relating to that series.

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Transfer Agent and Registrar

Odyssey Transfer and Trust Company is the transfer agent and registrar for our common stock.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase of common stock or preferred stock. We may offer warrants separately or together with one or more additional warrants, preferred stock, or common stock.. Each series of warrants will be issued under a warrant agreement to be entered into between us and the purchasers or between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement or term sheet relating to the particular series of warrants being offered. A copy of the form of warrant agreement, including any form of warrant certificates, reflecting the provisions to be included in the warrant agreements and/or warrant certificates that will be entered into with respect to particular series of warrants we are offering, will be filed as an exhibit to a Form 8-K to be incorporated into the registration statement of which this prospectus forms a part prior to the issuance of any warrants.

The applicable prospectus supplement or term sheet will describe the terms relating to a series of warrants being offered, any warrant agreement relating to such warrants and the warrant certificates, including, to the extent applicable:

●	the offering price or prices;

●	the aggregate amount of securities that may be purchased upon exercise of such warrants and minimum number of warrants that are exercisable;

●	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;
●	the date on and after which such warrants and the related securities, if any, will be transferable separately;

●	the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any material risk factors, if any, relating to such warrants;

●	any material or special U.S. federal income tax consequences of holding or exercising the warrants

●	the identity of any warrant agent; and

●	any other specific terms, preferences, rights or limitations of such warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on the securities purchasable upon such exercise, statutory appraisal rights or the right to vote such underlying securities.

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PLAN OF DISTRIBUTION

General. We may sell the securities offered hereby directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities with a value exceeding one-third of the aggregate market value of our outstanding common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million.

The applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the terms of the securities to which such prospectus supplement relates;

●	the name or names of any underwriters, dealers or agents, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Underwriters named in the prospectus supplement, if any, are only underwriters of the securities offered by the prospectus supplement.

Sales Directly to Purchasers. We may enter into agreements directly with one or more purchasers. Such agreements may provide for the sale of securities at a fixed price, based on the market price of the securities or otherwise.

Use of Underwriters and Agents. If underwriters are used in the sale of securities, they will acquire the securities for their own accounts and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement the nature of any such relationship.

We may sell securities directly to or through agents from time to time. Any agent involved in the offering and sale of securities will be named and any commissions paid to the agent will be described in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment. We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions paid for solicitation of these contracts in the prospectus supplement.

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We may also sell equity securities covered by this registration statement in “at the market” offerings. An “at the market” offering is defined in Rule 415(a)(4) under the Securities Act as an offering of equity securities made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. At the market offerings, if any, may be conducted by underwriters acting as principal or agent.

Indemnification and Other Relationships. We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Stabilization and Other Transactions. In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Listing of Securities. Except as indicated in the applicable prospectus supplement, the securities offered hereby are not expected to be listed on a securities exchange or market, except for the common stock, which is currently listed on The Nasdaq Capital Market, and any underwriters or dealers will not be obligated to make a market in securities. We cannot predict the activity or liquidity or any trading in the securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.wherefoodcomesfrom.com/investor-relations. Information accessible on or through our website is not a part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 (including exhibits furnished under Item 9.01 in connection with information furnished under Item 2.02 or Item 7.01) of any current report on Form 8-K:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 26, 2026, as amended by our Form 10-K/A filed with the SEC on April 6, 2026, and further amended by Amendment No. 2 to Form 10-K/A filed with the SEC on September 9, 2026;

●	The information specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 6, 2026.

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 14, 2026, as amended by Form 10-Q/A filed with the SEC on September 15, 2026;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, filed with the SEC on August 6, 2026; and

●	Our Current Reports on Form 8-K filed with the SEC on February 27, 2026, April 10, 2026, May 15, 2026, and August 10, 2026.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Where Food Comes From, Inc.

202 6th Street, Suite 400

Castle Rock, Colorado 80104

Attention: Investor Relations

(303) 895-3002

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Maslon LLP, Minneapolis, Minnesota. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by Haynie & Company, an independent registered public accounting firm, as stated in their report, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm (which report expresses an unqualified opinion) given upon their authority as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Distribution

The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the securities registered hereby, other than underwriting discounts or commissions. All amounts are estimates except for the SEC registration fee.

SEC Registration Fee		$6,905
Transfer Agent and Registrar Expenses		**
Legal Fees and Expenses		**
Printing Expenses		**
Accounting Fees and Expenses		**
Miscellaneous		**
Total Expenses	$	**

**These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

The Colorado Business Corporations Act provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The Articles of Incorporation or an amendment thereto may, however, provide for greater individual liability.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct meets the requirements of Colorado law to impose such liability. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

The Colorado Business Corporations Act also provides that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending, threatened or completed action, suit or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Additionally, a corporation may indemnify a director, officer, employee or agent with respect to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, however, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

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The Company’s Articles of Incorporation, as amended, and its By-laws provide in substance that every director and officer of the Company shall be entitled to indemnification against expense actually and necessarily incurred in any action suit or proceeding, in which he or she may be named as a party by reason of being or having been a director or officer of the Company, except to the extent that such officer is finally adjudicated to be liable for negligence or misconduct.

The Company has a liability insurance policy in effect which covers certain claims against any officer or director of the Company by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director.

Item 16. Exhibits

No.	Description of Exhibit

1.1*	Form of Underwriting Agreement
3.1	Articles of Incorporation (Incorporated by reference from Registrant’s Registration Statement on Form SB-2 filed April 28, 2006)
3.2	Articles of Amendment (Incorporated by reference from Registrant’s Current Report on Form 8-K filed December 5, 2012)
3.2	By-Laws (Incorporated by reference from Registrant’s Registration Statement on Form SB-2 filed April 28, 2006)
4.1*	Certificate of designation, preferences and rights with respect to any preferred stock issued hereunder.
4.2*	Form of Warrant Agreement (including form of Warrant Certificate)
5.1**	Opinion of Maslon LLP.
23.1**	Consent of Maslon LLP [included in the opinion filed as Exhibit 5.1].
23.2^	Consent of Haynie & Company
24.1	Power of Attorney (Incorporated by reference from Registrant’s Registration Statement on Form S-3 filed August 6, 2026)
107**	Filing Fee Table

* To be filed if applicable, by amendment or incorporated by reference pursuant to a Current Report on Form 8-K.

** Previously filed

^ Filed herewith

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable in the effective registration statement; and

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof..

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Castle Rock, state of Colorado, on the 25th day of September 2026.

WHERE FOOD COMES FROM, INC.

By:	/s/ Dannette Henning
Name:	Dannette Henning
Title:	Chief Financial Officer and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 25th day of September 2026.

Signatures	Title

/s/ John K. Saunders John K. Saunders	Chairman and CEO (Principal Executive Officer)

/s/ Leann Saunders Leann Saunders	President and Director

/s/ Dannette Henning Dannette Henning	Chief Financial Officer (Principal Financial and Accounting Officer)

* Tom Heinen	Director

* Pete Lapaseotes	Director

* Adam Larson	Director

* Graeme P. Rein	Director

*By:	/s/ Dannette Henning
Dannette Henning, Attorney-in-fact

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